Exhibit j.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 18, 2000, relating to the financial statements and financial highlights which appears in the October 31, 2000 Annual Report to Shareholders of Managers AMG Funds: Essex Aggressive Growth Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Experts", "Independent Public Accountants" and "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP

Boston, Massachusetts
February 28, 2001
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